UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2009, GSI Group Inc. (the “Company”) received a staff determination notice (the “Staff Determination”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company’s common stock is subject to delisting since the Company is not in compliance with the filing requirements for continued listing as set forth in Listing Rule 5250(c)(1) (formerly Marketplace Rule 4310(c)(14)) (the “Rule”). The Staff Determination, which the Company expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the three month period ended September 26, 2008 (the “Quarterly Report”) and Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”).

The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff Determination. The hearing request will automatically stay the delisting of the Company’s common stock for a period of fifteen (15) calendar days from the deadline to request a hearing. The Company intends to request that the Panel further stay the delisting of the Company’s common stock to allow the Company additional time to file its Quarterly Report and Annual Report. There can be no assurances, however, that the Panel will grant the Company’s requests or that the Company’s common stock will not be delisted.

As previously announced, on November 13, 2008, the Company received a Delinquency Compliance Alert Letter (the “Initial Letter”) from Nasdaq, indicating that the Company was not in compliance with the Rule due to the failure to file the Quarterly Report. As requested by Nasdaq, following receipt of the Initial Letter, the Company timely submitted a plan (the “Plan”) to Nasdaq, outlining the Company’s planned actions to regain compliance with the Rule. Nasdaq subsequently granted the Company an extension to allow the Company until May 4, 2009 to regain compliance with the Rule by filing the Quarterly Report. On March 27, 2009, the Company received a Delinquency Compliance Alert Letter (the “Second Letter”), indicating that the Company was not in compliance with the Rule due to its failure to file the Annual Report. As requested by Nasdaq, following receipt of the Second Letter, the Company timely submitted an update to the Plan and Nasdaq granted the Company an extension to allow the Company until May 4, 2009 to regain compliance with the Rule by filing the Annual Report.

The Company’s Audit Committee has concluded its previously announced review of sales transactions in the Company’s Semiconductor Systems Segment, along with other sales transactions that contain arrangements with multiple deliverables, for fiscal years 2006, 2007 and 2008 and the Company is working diligently to complete the preparation and filing of the Quarterly Report and Annual Report, in addition to restated financial statements for fiscal years 2006, 2007 and 2008.

A copy of the press release issued by the Company announcing receipt of the Staff Determination letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:  /s/    Sergio Edelstein

        Sergio Edelstein

        President and Chief Executive Officer

Date: May 12, 2009

EXHIBIT INDEX

99.1	Press Release dated May 12, 2009.